|                                  EXHIBIT 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the inclusion in this Registration Statement of eTotalSource, Inc. on Form SB-2 of our report dated February 28, 2005, included in the Annual Report on Form 10-KSB, of eTotalSource, Inc. for the years ended December 31, 2004 and 2003.



                                          /s/ Gordon, Hughes & Banks, LLP

                                          GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
April 21, 2005